UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2025

First Choice Healthcare Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53012	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Bulldog Blvd, Suite 202 Melbourne, FL.	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 725-0090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FCHS	OTC Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ernest Scheidemann as Chief Financial Officer

On February 25, 2025, Mr. Ernest Scheidemann informed First Choice Healthcare Solutions, Inc. (the “Company”) of his resignation as the Interim Chief Financial Officer of the Company, effective as of February 25, 2025. Mr. Scheidemann’s decision to resign was not because of any disagreement relating to the Company’s operations, policies, practices, financial reporting or controls, but because he accepted a full time position at another Company listed on the Nasdaq Global Market which prohibited him from serving as Interim Chief Financial Officer of the Company.

The Company has begun interviewing candidates to replace Mr. Scheidemann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Choice Healthcare Solutions, Inc.

March 28, 2025	By:	/s/ Lance Friedman
	Name:	Lance Friedman
	Title:	Chief Executive Officer